Exhibit 99.1

Soligenix Announces $20 Million Strategic Convertible Debt Financing Agreement with Pontifax Medison Debt Financing

●    Extends cash runway through 2022

●    Debt can be converted into equity at a price of $4.10 per share

Princeton, NJ – December 16, 2020 – Soligenix, Inc. (Nasdaq: SNGX) (Soligenix or the Company), a late-stage biopharmaceutical company focused on developing and commercializing products to treat rare diseases where there is an unmet medical need, announced today that it has entered into a $20 million convertible debt financing agreement with Pontifax Medison Debt Financing (Pontifax), the healthcare-dedicated venture and debt fund of the Pontifax life science funds.

“The access to less dilutive capital provided by this facility is designed to increase our financial flexibility as we continue to advance our rare disease pipeline, and build toward commercialization in the United States with SGX301 for the treatment of cutaneous T-cell lymphoma (CTCL) and SGX942 for the treatment of oral mucositis in head and neck cancer patients,” stated Christopher J. Schaber, PhD, President and Chief Executive Officer of Soligenix.

“Pontifax is pleased to enter into this strategic financing partnership with Soligenix as it continues to advance its pipeline of clinically meaningful products for treating rare diseases,” said Momi Karako, Partner at Pontifax. “Soligenix has deep expertise in development of products that treat diseases such as CTCL and oral mucositis in head and neck cancer patients, which is a perfect fit with our portfolio of transformative, cutting-edge life science companies.”

Under the terms of the agreement with Pontifax, Soligenix will have access to up to $20 million in convertible debt financing in three tranches, which will mature over a four and a half year period and have an interest-only period for the first two years. Upon the closing of this transaction, the Company has accessed the first tranche of $10 million, and has the option to draw the second tranche of $5 million at any time over the next 12 months and the third tranche of $5 million upon filing of the SGX301 new drug application, subject to certain conditions.

Pontifax may elect to convert the outstanding loan drawn under the first two tranches into shares of Soligenix’s common stock at any time prior to repayment at a conversion price of $4.10 per share. Soligenix also has the ability to force the conversion of the loan into shares of its common stock at a conversion price of $4.92 per share, subject to certain conditions.

About Pontifax Ventures

Founded in 2004, Pontifax is a healthcare-dedicated venture capital firm with over $775 million under management. It seeks transformative, cutting-edge life sciences technologies at all development stages. Its portfolio comprises of about 80 companies that develop breakthrough solutions to substantial unmet needs.

About Soligenix, Inc.

Soligenix is a late-stage biopharmaceutical company focused on developing and commercializing products to treat rare diseases where there is an unmet medical need. Our Specialized BioTherapeutics business segment is developing SGX301 as a novel photodynamic therapy utilizing safe visible light for the treatment of cutaneous T-cell lymphoma, our first-in-class innate defense regulator (IDR) technology, dusquetide (SGX942) for the treatment of oral mucositis in head and neck cancer, and proprietary formulations of oral beclomethasone 17,21-dipropionate (BDP) for the prevention/treatment of gastrointestinal (GI) disorders characterized by severe inflammation including pediatric Crohn’s disease (SGX203) and acute radiation enteritis (SGX201).

Our Public Health Solutions business segment includes active development programs for RiVax®, our ricin toxin vaccine candidate, SGX943, our therapeutic candidate for antibiotic resistant and emerging infectious disease, and our research programs to identify and develop novel vaccine candidates targeting viral infection including Ebola, Marburg and SARS-CoV-2 (the cause of COVID-19). The development of our vaccine programs incorporates the use of our proprietary heat stabilization platform technology, known as ThermoVax®.  To date, this business segment has been supported with government grant and contract funding from the National Institute of Allergy and Infectious Diseases (NIAID), the Defense Threat Reduction Agents (DTRA) and the Biomedical Advanced Research and Development Authority (BARDA).

For further information regarding Soligenix, Inc., please visit the Company’s website at www.soligenix.com.

This press release may contain forward-looking statements that reflect Soligenix, Inc.’s current expectations about its future results, performance, prospects and opportunities, including but not limited to, potential market sizes, patient populations and clinical trial enrollment. Statements that are not historical facts, such as “anticipates,” “estimates,” “believes,” “hopes,” “intends,” “plans,” “expects,” “goal,” “may,” “suggest,” “will,” “potential,” or similar expressions, are forward-looking statements. These statements are subject to a number of risks, uncertainties and other factors that could cause actual events or results in future periods to differ materially from what is expressed in, or implied by, these statements, such as experienced with the COVID-19 outbreak. Soligenix cannot assure you that it will be able to successfully develop, achieve regulatory approval for or commercialize products based on its technologies, particularly in light of the significant uncertainty inherent in developing therapeutics and vaccines against bioterror threats, conducting preclinical and clinical trials of therapeutics and vaccines, obtaining regulatory approvals and manufacturing therapeutics and vaccines, that product development and commercialization efforts will not be reduced or discontinued due to difficulties or delays in clinical trials or due to lack of progress or positive results from research and development efforts, that it will be able to successfully obtain any further funding to support product development and commercialization efforts, including grants and awards, maintain its existing grants which are subject to performance requirements, enter into any biodefense procurement contracts with the US Government or other countries, that it will be able to compete with larger and better financed competitors in the biotechnology industry, that changes in health care practice, third party reimbursement limitations and Federal and/or state health care reform initiatives will not negatively affect its business, or that the US Congress may not pass any legislation that would provide additional funding for the Project BioShield program. In addition, there can be no assurance as to the timing or success of the Phase 3 clinical trial of SGX942 (dusquetide) as a treatment for oral mucositis in patients with head and neck cancer receiving chemoradiation therapy, or any of our other clinical/preclinical trials. Despite the statistically significant result achieved in the HYBRYTE Phase 3 clinical trial for the treatment of cutaneous T-cell lymphoma, there can be no assurance that a marketing authorization from the FDA or EMA will be successful. Further, there can be no assurance that RiVax® will qualify for a biodefense Priority Review Voucher (PRV) or that the prior sales of PRVs will be indicative of any potential sales price for a PRV for RiVax®. Also, no assurance can be provided that the Company will receive or continue to receive non-dilutive government funding from grants and contracts that have been or may be awarded or for which the Company will apply in the future. These and other risk factors are described from time to time in filings with the Securities and Exchange Commission, including, but not limited to, Soligenix’s reports on Forms 10-Q and 10-K. Unless required by law, Soligenix assumes no obligation to update or revise any forward-looking statements as a result of new information or future events.

Company Contact:

Jonathan Guarino, CPA, CGMA

Senior Vice President and Chief Financial Officer

(609) 538-8200 | www.soligenix.com

Soligenix, Inc.

29 Emmons Drive, Suite B-10

Princeton, NJ 08540